                                                                   EXHIBIT 10.14

                          EX-CELL HOME FASHIONS, INC.

                                      AND

                       ALADDIN MANUFACTURING CORPORATION

                        -------------------------------
                                LEASE AGREEMENT

                        -------------------------------
                         Dated as of December 3, 1999

                               Table of Contents
                               -----------------


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ARTICLE I      DEFINITIONS......................................................   1
ARTICLE II     DEMISING CLAUSES AND RENTAL PROVISIONS...........................   3
 Section 2.1.      Demise of Facility...........................................   3
 Section 2.2.      Duration of Lease Term.......................................   3
 Section 2.3.      Rent.........................................................   3
ARTICLE III    MAINTENANCE, USE, MODIFICATIONS, TAXES AND INSURANCE.............   5
 Section 3.1.      Maintenance, Use, and Modifications of Facility by Tenant....   5
 Section 3.2.      Installation of Tenant-Owned Equipment.......................   8
 Section 3.3.      Taxes, Assessments and Utility Charges.......................   9
 Section 3.4.      Insurance Required...........................................  10
 Section 3.5.      Additional Provisions Respecting Insurance...................  10
 Section 3.6.      Right of Landlord to Pay Insurance Premiums and Other Charges  13
ARTICLE IV     DAMAGE, DESTRUCTION AND CONDEMNATION.............................  13
 Section 4.1.      Damage or Destruction........................................  13
 Section 4.2.      Condemnation.................................................  15
ARTICLE V      SPECIAL COVENANTS................................................  17
 Section 5.1.      No Warranty of Condition or Suitability Landlord.............  17
 Section 5.2.      Hold Harmless Provisions.....................................  18
 Section 5.3.      Landlord's Repairs...........................................  18
 Section 5.4.      Responsibility for the Sprinkler System......................  19
 Section 5.5.      Right to Inspect the Facility and the Equipment..............  19
 Section 5.6.      Good Standing in the State...................................  19
 Section 5.7.      Agreement to Provide Information.............................  19
 Section 5.8.      Books of Record and Account; Financial Statements............  19
 Section 5.9.      Compliance with orders.......................................  20
 Section 5.10.     Discharge of Liens and Encumbrances..........................  20

                                       i
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                               Table of Contents
                               -----------------
                                  (continued)

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
ARTICLE VI     ASSIGNMENT AND SUBLEASING; MORTGAGE  AND PLEDGE OF INTEREST......  21
 Section 6.1.      Assignment and Subleasing....................................  21
ARTICLE VII    EVENTS OF DEFAULT AND REMEDIES...................................  22
 Section 7.1.      Events of Default Defined....................................  22
 Section 7.2.      Remedies on Default..........................................  24
 Section 7.3.      Remedies Cumulative..........................................  25
 Section 7.4.      Agreement to Pay Attorneys' Fees and Expenses................  26
ARTICLE VIII   RENEWAL OPTION...................................................  26
 Section 8.1.      Tenant's Renewal Option......................................  26
ARTICLE IX     PURCHASE OPTION..................................................  27
 Section 9.1.      Facility Purchase Option.....................................  27
ARTICLE X      RIGHT OF FIRST REFUSAL...........................................  30
 Section 10.1.     Right of First Refusal.......................................  30
ARTICLE XI     MISCELLANEOUS....................................................  32
 Section 11.1.     Surrender of Facility........................................  32
 Section 11.2.     Notices......................................................  32
 Section 11.3.     Binding Effect...............................................  33
 Section 11.4.     Severability.................................................  33
 Section 11.5.     Amendments, Changes and Modifications........................  33
 Section 11.6.     Execution of Counterparts....................................  33
 Section 11.7.     Applicable Law...............................................  33
 Section 11.8.     Table of Contents and Section Headings Not Controlling.......  33
 Section 11.9.     Estoppel Certificate.........................................  33
 Section 11.10.    Quiet Enjoyment..............................................  34
 Section 11.11.    Security Deposit.............................................  34
 Section 11.12.    No Additional Waiver Implied By One Waiver...................  35
 Section 11.13.    Brokerage Agreement..........................................  35

          THIS LEASE AGREEMENT, dated as of December 3, 1999, by and between EX-CELL HOME FASHIONS, INC., a corporation organized and existing under the laws of New York with an address at 295 Fifth Avenue, New York, New York 10016 ("Landlord"), and ALADDIN MANUFACTURING CORPORATION, a corporation organized and existing under the laws of Delaware with an address at 3090 Sugar Valley Road, NW, Sugar Valley, GA 30746 ("Tenant"),

                              W I T N E S S E T H
                              -------------------

          WHEREAS, Landlord desires to lease the real property described on Exhibit A hereto, the existing building and other improvements thereon and the Equipment (as hereinafter defined), and Tenant desires to hire such real property, existing building and other improvements thereon and Equipment from Landlord, upon the terms and conditions set forth in this Lease Agreement;

          NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereto herein contained, the parties hereto hereby covenant and agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          The following words and terms as used in this Lease Agreement shall have the following meanings:

          "Landlord" means Ex-Cell Home Fashions, Inc., a corporation duly
          ----------
organized and existing under the laws of New York.

          "Landlord's Plant" means Landlord's existing plant located on the Land
          ------------------
located in Bentonville, Arkansas.

          "Condemnation" means the taking of title to, or the use of, property
          --------------
under the exercise of the power of eminent domain by any governmental entity or other Person acting under governmental authority.

          "Equipment" means all machinery, equipment and other personal property
          -----------
located at the Facility, except the computer equipment, checking stations, and all equipment in the office areas.

          "Facility" means the Land together with the Landlord's Plant
          ----------
(consisting of approximately 134,067 square feet), less the Storage Area.

          "Land" means the interest in real estate leased pursuant to this Lease
          ------
Agreement as more particularly described on Exhibit A attached hereto.

          "Lease Term" means the duration of the leasehold estate created by
          ------------
this Lease Agreement as specified in Section 2.2 hereof.

          "Storage Area" means that area of the Plant identified on Exhibit B
          --------------
attached hereto and consisting of approximately 3,600 square feet.

          "Permitted Encumbrances" means (i) this Lease Agreement, (ii) utility,
          ------------------------
access and other easements and rights of way, restrictions and exceptions that do not materially impair the utility or the value of the property affected thereby for the purposes for which it is intended, (iii) mechanics', materialmen's, warehousemen's, carriers' and other similar liens to the extent permitted by this Lease Agreement hereof and (iv) liens for taxes at the time not delinquent.

          "Person" means an individual, partnership, corporation, trust or
          --------
unincorporated organization, and a government or agency or political subdivision thereof.
          "Structural Repairs" means any repair that involves the substantial
          --------------------
repair, renovation or restoration of a structural component of the Facility.

          "Tenant" means Aladdin Manufacturing Corporation, a corporation duly
          --------
organized under the laws of Delaware.

                                  ARTICLE II
                     DEMISING CLAUSES AND RENTAL PROVISIONS

     Section 2.1.   Demise of Facility.  Landlord hereby demises and leases the
                    ------------------
Facility and the Equipment to Tenant and Tenant hereby hires and leases the Facility and the Equipment from Landlord upon the terms and conditions of this Lease Agreement.

     Section 2.2.   Duration of Lease Term.  The Lease Term shall commence on
                    ----------------------
December 3, 1999 (the "Term Commencement Date"), and end on December 31, 2002 (the "Expiration Date"), unless sooner terminated in accordance with the provisions hereof.

     Section 2.3.   Rent.  (a)  Tenant shall pay to Landlord rent during the
                    -----
Lease Term at the rate of (i) Eighteen Cents per square foot per month or Two Hundred Eighty-One Thousand Eight Hundred and Eight Dollars and 72/100 ($281,808.72) per annum, payable in equal monthly installments of Twenty-Three Thousand Four Hundred Eighty-Four Dollars and 06/100 ($23,484.06) for the Facility (the "Fixed Rent"), and (ii) Thirty-six Thousand Dollars ($36,000.00) per annum, payable in equal monthly installments of Three Thousand Dollars ($3000.00) (the "Equipment Rent"). Both Fixed Rent and Equipment Rent are payable in advance on the first day of each month during such period.

          (b) It is the intention of the parties that this is a gross lease, without responsibility or cost to Tenant, except as expressly set out in this Lease Agreement.

          (c) Tenant agrees to make the payments of Fixed Rent and Equipment Rent, without any further notice, in lawful money of the United States of America as, at the time of payment, shall be legal tender for the payment of public and private debts. In the event Tenant shall fail to timely make any payment required in this Section 2.3, Tenant shall pay the same together with interest thereon at the rate equal to the then higher of (i) fifteen per centum (15%) or (ii) the prime rate as published in The Wall Street Journal on the date such payments were due plus eight and one-half per centum (8.5%) per annum, in either case as calculated from the date on which such payment was due until the date on which such payment is made.

(c)  In the event Tenant exercises its option for the Extended Term under
Article 8 of this Lease Agreement, Landlord shall have the right to increase the base rent for the Extended Term in direct proportion to the three year aggregate of the annual percentage increase in the level of the Consumer Price Index, All Items, U.S. City Average, All Urban Consumers (1982-1984=100), published by the Bureau of Labor Statistics, U.S. Department of Labor (the "B.L.S. Index"), as published during the preceding three years.

          It is understood that the B.L.S. Index is now being published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor. Should said Bureau of Labor Statistics change the manner of computing the B.L.S. Index, the Bureau shall be requested to furnish a conversion factor designed to adjust the B.L.S. Index to the one previously in use, and adjustment to the new Index shall be made on the basis of such conversion factor. Should the publication of a B.L.S. Index be discontinued by said Bureau of Labor Statistics, then such other index as may be published by such Bureau most nearly approaching said discontinued B.L.S. Index shall be used in making the adjustments herein provided. Should said Bureau discontinue the publication of any index approximating the B.L.S. Index, then such index as may be published by another United States Governmental Agency as most nearly approximates the B.L.S. Index shall govern and be substituted as the index to be used, subject to the application of an appropriate conversion factor to be furnished by the Governmental Agency publishing the adopted index. If such Governmental Agency will not furnish such conversion factor, then the parties shall agree upon a conversion factor, or a new index, and in the event an agreement cannot be reached as to such conversion factor or such new index, then the selection of a new index approximating as nearly as can be the B.L.S. Index shall be determined by arbitration in accordance with the Rules of the American Arbitration Association and the index selected in such arbitration shall be binding upon the parties hereto.

                                  ARTICLE III
             MAINTENANCE, USE, MODIFICATIONS, TAXES AND INSURANCE

     Section 3.1.   Maintenance, Use, and Modifications of Facility by Tenant.
                    ---------------------------------------------------------
(a) Tenant agrees that during the Lease Term it will at its own expense (i) keep the Facility and the Equipment in a safe condition; (ii) make all necessary nonstructural repairs and replacements to the Facility and the Equipment (whether ordinary or extraordinary, foreseen or unforeseen), which repairs and replacements shall be of a quality or class equal to the original work or construction; and (iii) make all Structural Repairs necessitated by or arising out of any act, failure to act or negligence of Tenant. Tenant shall use and operate the Facility and the Equipment for the manufacturing, assembling, warehousing and wholesale distribution of pillow filling and other pillow filling products and for other uses reasonably related to the business of assembling, warehousing and the wholesale distribution of pillow filling and for no other purpose, unless Landlord consents in writing to other uses. If Landlord consents to a different use, and such use is lawful, Tenant shall be responsible for any additional costs associated with such different use, including, but not limited to insurance costs. Landlord shall deliver the Facility to Tenant clean and free of debris on the Term Commencement Date and warrants to Tenant that all aspects of the building to be maintained and repaired by Tenant shall be in good operating condition and repair as of the Term Commencement Date.

          (b) In the event that Tenant shall at any time during the term of this Lease receive a notice, order, or violation to the effect that Tenant's use and operation of the Facility for the manufacturing, assembling, warehousing and wholesale distribution of pillow filling and other pillow filling products is not permitted in the Facility under the provisions of the zoning code of the Town of Bentonville as existing as of the date of this Lease Agreement (the "Zoning Code"), then Tenant shall promptly give notice thereof to Landlord. Following receipt of such notice from Tenant, Landlord shall have a period of 180 days in order to obtain a variance, special exception, or otherwise cure or dismiss the notice, violation or order. During such 180 day period Landlord agrees to use good faith efforts to cure or remove such notice, violation or order and Tenant agrees to cooperate with Landlord (by joining in applications, supplying information, attending hearings and otherwise as may be necessary).
If Landlord does not notify Tenant within such 180 day period that Landlord has cured or removed, or has arranged to cure or remove, such notice, violation or order, then Tenant shall have a right to terminate this Lease by notice to Landlord within 10 days following the end of such 180 day period, which notice shall specify a date for such termination which shall be not less than 30 days following the date of Tenant's notice. In such event, the date set forth in Tenant's notice shall be substituted for the Expiration Date provided for herein and the Tenant shall vacate and surrender the Facility on such Expiration Date in accordance with the terms of this Lease Agreement. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease Agreement pursuant to this paragraph if the notice, order or violation arises as a result of Tenant's breach or violation of any law, rule or regulation other than the Zoning Code. Provided that Landlord has complied with its obligations pursuant to this paragraph, Tenant's right to terminate this Lease Agreement pursuant to this paragraph because Tenant's use and operation of the Facility for the purposes provided for in this paragraph is not permitted by the Zoning Code shall be Tenant's sole remedy and Tenant hereby waives, and releases Landlord with respect to, any and all other claims for damages, equitable relief or otherwise.

          (c) Any structural additions, modifications or improvements to the Facility or any part thereof made by Tenant must be in accordance with plans and specifications approved in writing in advance by Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall pay to Landlord as additional rent within 20 days after demand therefor: (i) Landlord's reasonable expenses incurred as a result of having the plans, specifications, work-in-progress and as-built plans reviewed by an architect or engineer and (ii) reasonable attorneys' fees and expenses arising in connection with any such structural additions, modifications or improvements to the Facility. All such structural additions, modifications or improvements so made by Tenant shall become a part of the Facility and shall remain upon and be surrendered with the Facility at the end of the Lease Term.

          (d) Tenant shall use the Equipment in a careful and proper manner and shall comply with and conform to all national, state, municipal, police and other laws, ordinances and regulations in anywise relating to the possession, use or maintenance of the equipment. If at any time during the term hereof Landlord supplies Tenant with labels, plates or other markings stating that the equipment is owned by Landlord, Tenant shall affix and keep the same upon a prominent place on the equipment.

          (e) If Tenant fails after ten days notice to proceed with due diligence to make repairs or replacements which Tenant is required to make hereunder, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord shall be collectible as Additional Rent and payable by Tenant within 20 days following rendition of a bill or statement therefor.

          (f) All repairs and replacements shall be done in a good and workmanlike manner and shall at all times comply with laws, rules, ordinances, orders, codes and regulations of governmental, quasi-governmental and regulatory authorities, and all requirements of insurance carriers issuing policies covering the Facility and the Equipment and the Board of Fire Underwriters.

          (g) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any difficulty with other contractors and/or labor engaged by Tenant or Landlord or others in the maintenance and/or operation of any part of the Facility or the Equipment. Tenant shall, before making any repairs or replacements, at its sole cost and expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord, and Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry such workers' compensation, builder's risk, general liability, personal and property damage insurance as Landlord may reasonably require.

     Section 3.2. Installation of Tenant-Owned Equipment.  Tenant from time to
                  --------------------------------------
time may install its own machinery, equipment or other personal property in the Facility (which may be attached or affixed to the Facility), and such machinery, equipment or other personal property shall not become, or be deemed to become, a part of the Facility. Tenant from time to time may remove or permit the removal of such machinery, equipment and other personal property from the Facility, provided that any such removal of such machinery, equipment or other personal property shall not adversely affect the structural integrity of the Facility or impair the overall operating efficiency of the Facility and provided further that if any damage is occasioned to the Facility by such removal, Tenant agrees to promptly repair such damage at its own expense.

     Section 3.3. Taxes, Assessments and Utility Charges.  Tenant agrees to pay,
                  --------------------------------------
(i) all taxes and governmental charges of any kind whatsoever which may at any time be assessed or levied against or with- respect to the Facility and any machinery, equipment or other property installed or brought by Landlord or Tenant therein or thereon and the employees of Tenant or Landlord located at or assigned to the Facility, including without limiting the generality of the foregoing any sales or use taxes and any taxes levied upon or with respect to the income or revenues of Tenant from the Facility, (ii) all utility and other charges, including, without limitation, "service charges", incurred or imposed for the operation, maintenance, use, occupancy, upkeep and improvement of the Facility, and (iii) all assessments and charges of any kind whatsoever made by any governmental body for public improvements.

          Taxes and governmental charges shall be deemed to exclude any payments in lieu of, addition to, or in partial or complete substitution for real estate related taxes, including, without limitation, (i) taxes, assessments, levies, impositions or charges (special or otherwise) wholly or partially as a capital levy or otherwise on the rents received from the Facility, (ii) taxes, assessments, levies, impositions, or charges (special or otherwise) measured by, or based in whole or in part upon the Facility and imposed upon the Landlord,
(iii) license fees measured by the rent payable by the tenants in the Facility to the Landlord, and (iv) such other additional or substitute taxes, assessments, levies, impositions, or charges (special or otherwise).

     Section 3.4. Insurance Required.  At all times throughout the Lease Term,
                  ------------------
Tenant shall maintain insurance, except general facility insurance, against such risks and for such amounts as are customarily insured against by businesses operating facilities of like size and type as the Facility in the manner and for the purposes for which the Facility will be operated by Tenant under this Lease Agreement, paying, as the same become due and payable, all premiums in respect thereto, including, but not necessarily limited to:

          (a) business interruption insurance or rent insurance, sufficient to cover unabated rent payments in the event of a casualty.

          (b) worker's compensation insurance, disability benefits insurance, and each other form of insurance which Landlord or Tenant is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of Landlord or Tenant who are located at or assigned to the Facility; and

          (c) insurance protecting Landlord and Tenant against loss or losses from liabilities imposed by law or assumed in any written contract and arising from personal injury and death or damage to the property of others caused by any accident or occurrence with limits of not less than $5,000,000 per accident or occurrence on account of personal injury, including death resulting therefrom and damage to the property of others.

          (d) Tenant shall keep the Equipment insured against all risks of loss or damage from every cause whatsoever for not less than the full replacement value thereof as determined by Landlord and shall carry public liability and property damage insurance covering the Equipment.

     Section 3.5. Additional Provisions Respecting Insurance.  (a)  All
                  ------------------------------------------
insurance required by this Article shall be procured and maintained with responsible insurance companies which are (i) financially-sound and generally-recognized and with a Best's rating of A or better, (ii) approved by Landlord and (iii) authorized to write such insurance in the State of Arkansas. The insurance coverage shall be of a type and scope and in the amounts as shall be acceptable to Landlord. Such insurance may not be written with deductible amounts in excess of such deductible amounts as Landlord may have agreed to in advance. All policies evidencing such insurance shall provide for payment of losses to Landlord and Tenant, as their respective interests may appear.

          (b) All policies of insurance required by this Article, or a certificate or certificates of the insurers that such insurance is in force and effect, or other evidence of such insurance satisfactory to Landlord, shall be deposited with Landlord prior to Tenant's taking possession of the Facility and the Equipment. Tenant shall deliver to Landlord on or before the first day of each calendar year thereafter certificates dated not earlier than the immediately preceding November 1 reciting that there is in full force and effect with a term covering at least the next succeeding calendar year, insurance in the amounts and of the types required by this Article. Prior to expiration of any such policy, Tenant shall furnish Landlord satisfactory evidence that the policy has been renewed or replaced.

          (c) All policies of insurance procured by Tenant shall contain endorsements providing that (i) such policies may not be materially changed, amended, reduced, cancelled (including for nonpayment of premium) or allowed to lapse with respect to the Landlord except after 60 days' prior notice from the insurance company to each, sent by registered or certified mail, return receipt requested to the addresses and in the manner then provided in this Lease Agreement for notices; and (ii) Tenant shall be solely responsible for the payment of all premiums under such policies and the Landlord shall have no obligation for the payment thereof notwithstanding that the Landlord is or may be named as an insured. Any endorsements to any such policies shall be so deposited with the Landlord upon issuance thereof and each renewal or replacement of a policy shall be so deposited with the Landlord at least 20 days prior to the expiration of such policy.

          (d) Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required (or which may reasonably be required) pursuant to this Section to be furnished by Tenant unless Landlord are included therein as an insured, with all losses payable thereunder as provided in this Section. Tenant shall immediately notify the Landlord of the taking out of any such separate insurance and shall deliver the policy or policies as herein provided.

          (e) Tenant shall use its best efforts to include in each of its insurance policies (and, with respect to any equipment in the Facility leased by Tenant, in the insurance policies covering such equipment carried by Tenant or the lessors of such equipment) covering loss, damage or destruction by fire or other insured casualty, a waiver of the insurer's right of subrogation against the Landlord, or if such waiver should be unobtainable or unenforceable (i) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty the right of recovery against any party responsible for a casualty covered by the policy, or (ii) any other form of permission for the release of the Landlord.

          (f) Tenant agrees to permit any representatives of insurance companies insuring the Facility or insuring any items required by this Lease Agreement to inspect the Facility pursuant to Section 5.5 of this Lease Agreement. Tenant further agrees to comply with any and all recommendations made by such representatives in connection with inspections of the Facility.

     Section 3.6. Right of Landlord to Pay Insurance Premiums and Other Charges.
                  -------------------------------------------------------------
If Tenant fails (i) to maintain any insurance required to be maintained by this Article or (ii) to make any other payment required to be made by it under this Lease Agreement, Landlord may pay such premium for such insurance, or make such other payment. No such payment by Landlord shall affect or impair any rights of Landlord hereunder arising in consequence of such failure by Tenant. Tenant shall reimburse the Landlord for any amount so paid by Landlord pursuant to this Section, together with interest thereon at the rate provided for in Section 2.3(c).

                                  ARTICLE IV
                     DAMAGE, DESTRUCTION AND CONDEMNATION

     Section 4.1. Damage or Destruction.  (a)  If the Facility shall be damaged
                  ---------------------
or destroyed (in whole or in part) at any time during the Lease Term:

          (i) Landlord shall have no obligation to Tenant to replace, repair of restore the Facility, except if caused by Landlord's willful misconduct;

          (ii) there shall be no abatement or reduction in the Fixed Rent or Equipment Rent, except if caused by Landlord's willful misconduct;

          (iii) Tenant shall promptly give written notice of such damage or destruction to Landlord, and

          (iv) Tenant shall promptly replace, repair, rebuild or restore the Facility to substantially the same condition and value as an operating entity as existed prior to such damage or destruction, in accordance with plans and specifications approved in writing in advance by Landlord; provided, however, that if by reason of the extent of such damage or
     --------  -------
     destruction the provisions of section 4.1(b) hereof are applicable, Tenant shall not commence such replacement, repair, rebuilding or restoration until (i) Landlord notifies Tenant that Landlord does not intend to give to Tenant the notice of termination provided for under Section 4.1(b) hereof or (ii) the time for the Landlord to give the notice of termination provided for in Section 4.1(b) lapses. Landlord will make available to Tenant so much of the net proceeds of the insurance maintained under
     Article III hereof as is necessary to pay the costs of such replacement, repair, rebuilding or restoration of the Facility, such proceeds to be made available only after actual receipt thereof by Landlord and as the work progresses, subject, however, to customary retainages and submission to
                 -------  -------
     Landlord of customary documentation to establish the percentage of completion and the absence of liens.

          (v) In the event the net proceeds of such insurance are not sufficient to pay in full the costs of such replacement, repair, rebuilding or restoration, Tenant shall nonetheless complete the work thereof and pay from its own moneys that portion of the costs thereof in excess of such insurance proceeds.

          (vi) All such replacements, repairs, rebuilding or restoration made pursuant to this Section 4.1, whether or not requiring the expenditure of Tenant's own money, shall automatically become a part of the Facility and be subject to this Lease Agreement as if the same were specifically described herein.

          (vii) Any balance of such insurance proceeds remaining after payment of all the costs of such replacement, repair, rebuilding or restoration returned to Landlord.

          (viii) Tenant shall be entitled to the proceeds of any insurance or portion thereof made for damage to any property which, at the time of such damage, is not part of the Facility and is owned by Tenant.

          (b) Notwithstanding the provisions of Section 4.1(a) above, if more than 30% of the monetary value of the Facility (exclusive of excavations and foundations) as reasonably determined by Landlord shall be damaged or destroyed and in Landlord's judgment it is not practicable or desirable to replace, repair, rebuild or restore the Facility, Landlord shall have the right to terminate this Lease Agreement and the leasehold estate created hereby by notice in writing given to Tenant within 30 days after the date of such damage or destruction, in which case (i) this Lease Agreement and the leasehold estate created hereby shall terminate as of the date such notice is given; (ii) all Fixed Rent, additional rent, and other rents, taxes and charges hereunder shall be prorated and paid to the date of such termination; and (iii) all of the proceeds of insurance with respect to such damage or destruction shall be paid to Landlord and Tenant shall have no claim thereto.

          (c) Tenant hereby assumes and shall bear the entire risk of loss and damage to the Equipment from any and every cause whatsoever. No loss or damage to the equipment or any part thereof shall impair any obligation of lessee under this Lease Agreement which shall continue in full force and effect, except if caused by Landlord's willful misconduct.

     Section 4.2. Condemnation.  (a)  If at any time during the Lease Term any
                  -------------
part of title to, or the use of, the Land shall be taken by Condemnation but such taking shall not (i) include the Plant or (ii) materially interfere with the Tenant's use or operation of the Plant, then:

                  (i) Landlord shall have no obligation to Tenant to restore or replace the Facility;

                  (ii) there shall be no abatement or reduction in the Fixed Rent or Equipment Rent;

                  (iii) The entire proceeds of any award in Condemnation, whether the Condemnation be of the whole or any part of the Facility, shall belong solely to Landlord and Tenant hereby assigns all of its rights in and to such award to

          Landlord. Landlord will make available to Tenant so much of the net proceeds of such award as is necessary to pay the costs of such restoration as may be necessary for the continued use and operation of the Plant, such proceeds to be made available only after actual receipt thereof by Landlord and as such restoration progresses, subject, however, to customary retainages and submission to Landlord
          -------  -------
          of customary documentation to establish the percentage of completion and the absence of liens. Restoration of the Facility shall be in accordance with plans and specifications approved in writing by Landlord and on such other terms as shall be approved in writing by Landlord.

               (iv) The restorations to the Facility shall automatically become part of the Facility and be subject to this Lease Agreement as if the same were specifically described herein.

               (v) Any balance of the proceeds of any Condemnation award remaining after payment of all costs of such restoration shall be paid to Landlord.

          (b) Notwithstanding the provisions of Section 4.2(a) above, if at any time during the Lease Term a part of the Plant or the Land beneath the Plant shall be taken by Condemnation and as a result of such taking by Condemnation, part of the Plant is no longer useable by Tenant, then, effective as of the date of vesting of title, the Fixed Rent shall be abated in an amount apportioned according to the area of the Facility so condemned or taken. If at any time during the Lease Term a part of the Plant or the Land beneath the Plant shall be taken by Condemnation and as a result of such taking by Condemnation Tenant's use or operation of the Plant is materially impaired, then, effective as of the date of vesting of title (i) this Lease Agreement and the leasehold estate created hereby shall terminate, (ii) all Fixed Rent, additional rent and other rents, and charges herewith shall be prorated and paid to the date of termination, and (iii) Landlord shall retain the full amount of any Condemnation award and Tenant shall have no claim thereto.

          (c) In the event the entire Facility shall be taken by Condemnation, then, effective as of the date of vesting of title (i) this Lease Agreement and the leasehold estate created hereby shall terminate, (ii) all Fixed Rent, additional rent and other rents, and charges herewith shall be prorated and paid to the date of termination, and (iii) Landlord shall retain the full amount of any Condemnation award and Tenant shall have no claim thereto.

          (d) Notwithstanding the provisions of Section 4.2(a) above, if more than 30% of the monetary value of the Facility (exclusive of excavations and foundations) shall be taken by Condemnation and in Landlord's reasonable judgment it is not practicable or desirable to restore the Facility, Landlord shall have the right to terminate this Lease Agreement and the leasehold estate created hereby by notice in writing given to Tenant at least 90 days (or such lesser time as may have been made available by such condemning authorities) prior to the date possession of the Facility or the part thereof taken by Condemnation is surrendered to the condemning authorities, in which case (i) this Lease Agreement and the leasehold estate created hereby shall terminate as of the date such possession is surrendered to the' condemning authorities; (ii) all rents and other charges shall be prorated and paid to such date of termination; and (iii) the entire Condemnation award shall be paid to Landlord and Tenant shall have no claim thereto.

                                   ARTICLE V
                               SPECIAL COVENANTS

     Section 5.1. No Warranty of Condition or Suitability Landlord.  Landlord
                  ------------------------------------------------
makes no warranty, either express or implied, as to the condition, title, design, operation, merchantability or fitness of the Facility or the Equipment or that they are or will be suitable for Tenant's purposes or needs.

     Section 5.2. Hold Harmless Provisions.  Tenant hereby releases Landlord
                  ------------------------
from, agrees that Landlord shall not be liable for, and agrees to indemnify and hold Landlord harmless from and against, any and all (i) liability for loss or damage to property or injury to or death of any and all persons that may be occasioned by any cause whatsoever pertaining to the Facility or the Equipment or arising by reason of or in connection with the occupation or the, use thereof or the presence on, in or about the Facility or the Equipment, except if caused by Landlord's willful misconduct, and (ii) liability arising from or expense relating to the construction, renovation, equipping, owning and leasing of the Facility, and all causes of action and attorneys' fees and any other expenses incurred in defending any suits or actions which may arise as a result of any of the foregoing, provided that any such losses, damages, liabilities or expenses of Landlord are not incurred or do not result from the willful wrongdoing of Landlord. Nothing contained herein shall inure to the benefit of any insurance company or insurer by way of subrogation or otherwise.

     Section 5.3. Landlord's Repairs.  (a)  Landlord agrees that, during the
                  ------------------
Lease Term, it will make all necessary Structural Repairs to the Facility; provided, however, that Tenant shall be responsible for those Structural Repairs
--------  -------
caused by or arising out of any act, failure to act or negligence of Tenant.

          (b) Landlord shall be responsible for the repairs necessary to maintain: (i) the leak-free condition of the roof of the Plant for the Lease Term; provided, however, that Tenant shall be responsible for those repairs
      --------  -------
caused by or arising out of any act, failure to act or negligence of Tenant.

     Section 5.4. Responsibility for the Sprinkler System.  Tenant agrees that
                  ---------------------------------------
during the Lease Term it will at its own expense make all necessary repairs and replacements to the sprinkler system (the "Sprinkler System"), in a timely manner, and Tenant will provide Landlord with notice of such repairs and replacements. Tenant further agrees that it will, throughout the Lease Term, comply with all statutes, rules, regulations, permits, licenses, and requirements of all federal, state, county, municipal and other governments, which now or at any time hereafter may be applicable to the Sprinkler System.

     Section 5.5. Right to Inspect the Facility and the Equipment.  Landlord and
                  -----------------------------------------------
its respective duly authorized agents, including, but not limited to insurers, shall have the right at all reasonable times to inspect the Facility.

     Section 5.6. Good Standing in the State.  Throughout the Lease Term, Tenant
                  --------------------------
shall continue to maintain its corporate existence and be in good standing in the State of Arkansas.

     Section 5.7. Agreement to Provide Information.  Tenant agrees, on each
                  --------------------------------
anniversary of the Lease Commencement Date and whenever requested by Landlord, to provide and certify or cause to be provided and certified financial statements and such additional information concerning Tenant, its finances, its banking relationships and other topics as Landlord from time to time reasonably considers necessary or appropriate, including, without limitation, such information as reasonably may be necessary to enable them or either of them to make any reports required by law or governmental regulation. Tenant shall advise Landlord of any change in Tenant's principal banking relationships.

     Section 5.8. Books of Record and Account; Financial Statements.  Tenant
                  -------------------------------------------------
agrees to maintain proper accounts, records and books in which full and correct entries shall be made, in accordance with generally accepted accounting principles, of all business and affairs of Tenant. Within 120 days after the close of each fiscal year of Tenant during the Lease Term, Tenant shall furnish to Landlord a copy of Tenant's certified annual financial statements for its immediately preceding fiscal year, audited by a firm of independent public accountants of recognized standing, selected by Tenant.

     Section 5.9.    Compliance with orders. Ordinances, Etc.  Tenant agrees
                     ----------------------------------------
that it will, throughout the Lease Term, comply with all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Facility or any part thereof or the Equipment, or to any use, manner of use or condition of the Facility or any part thereof or the Equipment, including, without limiting the generality of the foregoing, all Arkansas State and Occupational Safety and Health Act ("OSHA") regulations governing the pillow filling in plants.

     Section 5.10.   Discharge of Liens and Encumbrances.  Tenant shall not
                     -----------------------------------
permit or create or suffer to be permitted or created any lien, except for Permitted Encumbrances, upon the Facility or any part thereof or the Equipment by reason of any labor, services or materials rendered or supplied or claimed to be rendered or supplied with respect to the Facility or any part thereof or the Equipment. If any such lien is filed against the Facility or the Equipment (other than liens arising from acts or omissions of Landlord or judgments against Landlord), Tenant shall discharge the same within thirty days of such filing and at its own expense. If Tenant fails to discharge any such lien within thirty days of filing, Landlord may discharge the same at the expense of Tenant and Tenant shall pay as additional rent the expenses thereof incurred by Landlord with interest thereon as herein provided.

                                  ARTICLE VI
                      ASSIGNMENT AND SUBLEASING; MORTGAGE
                            AND PLEDGE OF INTEREST

     Section 6.1.    Assignment and Subleasing.  Tenant shall not assign this
                     --------------------------
Lease Agreement in whole or in part nor sublease the Facility or the Equipment in part without the prior written consents of the Landlord, which consent shall not be unreasonably withheld or delayed. In addition, Tenant may sublease the Facility to one of its subsidiaries or divisions without Landlord's permission, provided, however, Tenant shall provide Landlord with prior written notice of
--------  -------
such sublease. Prior to requesting the approval of Landlord to an assignment or subletting of the Facility, as hereinafter provided, Tenant shall advise Landlord of (i) the name and address of the proposed subtenant or assignee; (ii) the terms, conditions and consideration of the proposed subletting or assignment; (iii) the nature and character of the business of the proposed subtenant or assignee and of its proposed use of the Facility; and (iv) current financial information and any other information as Landlord may reasonably request with respect to the proposed subtenant or assignee. Tenant shall pay to Landlord as additional rent, within twenty day after notice and demand therefor, Landlord's reasonable attorneys' fee incurred as a result of having any proposal reviewed or consent documented. In the case of an assignment, Landlord may withhold its consent if the nature and character or the financial condition of the proposed assignee is not equal to or better than that of Tenant. In the event Tenant proposes to sublease more than 75% of the Facility for all or substantially all of the duration of the Lease Term, Landlord may withhold its consent and require that such transaction be structured as an assignment:

          (1) No assignment or sublease shall relieve Tenant from primary liability for any of its obligations hereunder;

          (2) The assignee or sublessee shall assume the obligations of Tenant hereunder to the extent of the interest assigned or subleased;

          (3) Tenant shall, within ten days after the delivery thereof, furnish or cause to be furnished to the Landlord a true and complete copy of each such assignment or sublease, as the case may be, and the instrument of assumption; and

          (4) Tenant shall pay to Landlord as additional rent, as and when paid by any subtenant to Tenant, one-half of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof.


                                  ARTICLE VII
                        EVENTS OF DEFAULT AND REMEDIES

     Section 7.1.    Events of Default Defined.  (a)  The following shall be
                     -------------------------
"Events of Default" under this Lease Agreement and the term "Event of Default" or "Default" shall mean, whenever they are used in this Lease Agreement, any one or more of the following events:

          (1) The failure by Tenant to pay the Fixed Rent and Equipment Rent within five days of the date when due;

          (2) The failure by Tenant to pay any additional rent within ten days after notice and demand by Landlord to Tenant;

          (3) The failure by Tenant to observe or perform any covenant, condition or agreement hereunder on its part to be observed or performed (except obligations referred to in

Sections 7.1(a) (1) and (2) above) for a period of thirty days after written notice, specifying such failure and requesting that it be remedied, given to Tenant by Landlord;

          (4) The filing by Tenant of a voluntary petition in bankruptcy, or the failure by Tenant within sixty days to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operations at the Facility, or the commission by Tenant of any act of bankruptcy, or the adjudication of Tenant as a bankrupt, or the assignment of assets by Tenant for the benefit of its creditors, or the entry by Tenant into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to Tenant in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy or similar law, or appointment by order, judgment or decree of a court of competent jurisdiction of a receiver of the whole or a substantial portion of the properties of Tenant (unless such receiver is removed or discharged within sixty days of the date of his qualification).

          (b) Notwithstanding the provisions of Section 7.1(a), if by reason of force majeure either party hereto shall be unable in whole or in part to carry out its obligations under this Lease Agreement and if such party shall give notice and full particulars of such force majeure in writing to the other party within a reasonable time after the occurrence of the event or cause relied upon, the obligations under this Lease Agreement of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of the inability, which shall include a reasonable time for the removal of the effect thereof. The suspension of such obligations for such period pursuant to this subsection (b) shall not be deemed an event of default under this Section 7.1. Notwithstanding anything to the contrary in this subsection (b), an event of force majeure shall not excuse, delay or in any way diminish the obligations of Tenant to pay the Fixed Rent and Equipment Rent when due or to provide the indemnity required by Section 5.2 hereof. The term "force majeure" as used herein shall include, without limitation, acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, orders of the State or any of their departments, agencies, governmental subdivisions, or officials, or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fire, hurricanes, storms, floods, washouts, disturbances, explosions, breakage or accident to machinery, transmission pipes or canals, partial or entire failure of utilities, or any other cause or event not reasonably within the control of the party claiming such inability. It is agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the party having difficulty, and the party having difficulty shall not be required to settle any strike, lockout and other industrial disturbances by acceding to the demands of the opposing party or parties.

     Section 7.2.    Remedies on Default.  (a)  Whenever any Event of Default
                     -------------------
shall have occurred and be continuing, Landlord may take any one or more of the following steps:

          (1) Declare, by written notice to Tenant, to be immediately due and payable, whereupon the same shall become immediately due and payable to the extent permitted by law all unpaid installments of Fixed Rent or Equipment Rent.

          (2) Re-enter and take possession of the Facility (without terminating this Lease Agreement and without being liable for any prosecution or damages therefor) and sublease the Facility for the account of Tenant, holding Tenant liable for the amount, if any, by which the aggregate of the Fixed Rent payable by Tenant hereunder exceeds the aggregate of the rents and other amounts received from the sublessee under such sublease.

          (3) Terminate the Lease Term and this Lease Agreement and, without being liable for any prosecution or damages therefor, exclude Tenant from possession of the Facility and use its best efforts to lease the Facility to another Person for the account of Tenant, holding Tenant liable for the amount, if any, by which the aggregate of the Fixed Rent payable by Tenant hereunder exceeds the aggregate of the rents and other amounts received from such other Person under the new lease.

          (4) Take any other action at law or in equity which may appear to Landlord necessary or desirable to collect the payments then due or thereafter to become due hereunder, to secure possession of the Facility, and to enforce the obligations, agreements or covenants of Tenant under this Lease Agreement.

          (b) In the event the Facility is subleased or leased to another Person pursuant to Section 7.2 (a) (2) or (3) hereof, Landlord may (but shall be under no obligation to) make such repairs or alterations in or to the Facility and the Equipment as it may deem necessary or desirable for the implementation of such sublease or lease and Tenant shall be liable and agrees to pay the costs of such repairs or alterations and the expenses incidental to the effecting of such sublease or lease, together with interest thereon at the rate herein provided, notwithstanding that this Lease Agreement may have been terminated pursuant to Section 7.2(a)(3) hereof.

     Section 7.3.    Remedies Cumulative.  No remedy herein conferred upon or
                     -------------------
reserved to Landlord is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Lease Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Landlord to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Lease Agreement.

     Section 7.4.    Agreement to Pay Attorneys' Fees and Expenses.  In the
                     ----------------------------------------------
event Tenant should default under any of the provisions of this Lease Agreement and Landlord should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligations or agreements on the part of Tenant herein contained, Tenant shall, on demand therefor, pay to Landlord the reasonable fees of such attorneys and such other expenses so incurred.

                                 ARTICLE VIII
                                RENEWAL OPTION

     Section 8.1.    Tenant's Renewal Option.  Tenant shall have the option, to
                     -----------------------
be exercised as hereinafter provided, to extend the term of this Lease Agreement for succeeding periods of one year (each, an "Extended Term") upon the following terms and conditions:

          (A) That at the time of the exercise of such option and the commencement of the Extended Term, Tenant shall not be in default in the performance of any of the terms, covenants or conditions herein contained.

          (B) That at the time of the exercise of such option and the commencement of the Extended Term, the Tenant named herein or any permitted assignee of Tenant shall be in actual occupancy of the entire Facility.

          (C) Except as provided herein, that the extension shall be upon terms, covenants and conditions as mutually agreed between the parties.

          (E) Tenant shall exercise its right to extend the term of this lease by notifying Landlord of Tenant's election to exercise such option not later than six months prior to the

Expiration Date or the end of any Renewal Term. Upon the giving of such notice, this Lease Agreement shall be deemed extended for the specified period, subject to the provisions of this Article, without execution of any further instrument. In the event that Tenant exercises the option provided for in this Article, then the term "Lease Term" as used herein shall be deemed to include the Extended Term.

          (F) Time shall be of the essence with respect to the exercise by Tenant of the option set forth in this Article.

                                  ARTICLE IX
                                PURCHASE OPTION

     Section 9.1.    Facility Purchase Option.  (a)  Provided that Tenant
                     -------------------------
shall (i) not be in default in the performance of any of the terms, covenants or conditions herein contained on the date the option shall be exercised and on the date title shall be transferred pursuant to this Article, and (ii) that Tenant herein named, or any permitted assignee of Tenant shall be in occupancy of the entire Facility the date the option shall be exercised and on the date title shall be transferred pursuant to this Section, Tenant shall have the option to purchase the Facility upon terms and subject to the conditions and at the purchase price hereinafter set forth. Tenant shall exercise the option provided for by first giving Landlord notice of its election to so exercise the option (the "First Notice"). In the event Tenant gives such First Notice, then the purchase price shall be determined as provided in paragraph (c) below. Once the purchase price has been finally determined, then Tenant shall within 60 days of such determination notify Landlord that Tenant is proceeding with the purchase (the "Second Notice") and in such Second Notice set a date for closing which is at least 30 days but not more than 45 days following the date of such Second Notice. In the event that Tenant fails to give the Second Notice on a timely basis, then (i) Tenant shall pay to Landlord within 10 days following Landlord's demand therefor Landlord's appraisal costs and additional costs incurred in determining the purchase price all costs and (which payment by Tenant to Landlord shall constitute additional rent) and (ii) this Lease Agreement, including but not limited to Tenant's rights pursuant to this Article, shall remain in full force and effect.

          (b) The purchase price shall be the fair market value of the Facility, excluding any leasehold improvements made by Tenant, determined as follows:

               (i) Within 20 days following the giving of the First Notice, Landlord and Tenant shall each designate an appraiser who shall be an M.A.I. in good standing having at least 10 years of experience in appraising buildings in Benton County, Arkansas. The two appraisers so chosen shall meet within 10 days after the second appraiser is appointed and if, within 20 days after the second appraiser is appointed, the two appraisers shall not agree upon a determination of the fair market value of the Facility by 10% or less, then the Purchase Price shall be the amount exactly in between the appraisers' determinations. If the two appraisers shall not agree upon a determination of the fair market value of the Facility by greater than 10%, they shall together appoint a third appraiser. If said two appraisers cannot agree upon the appointment of a third appraiser within 10 days after the expiration of such 20 day period, then either party, on behalf of both, and on notice to the other may request such appointment by the American Arbitration Association (or any successor organization, or if no successor organization exists, a comparable organization) in accordance with its then prevailing rules. If the American Arbitration Association shall fail to appoint said third appraiser within 10 days after such request is made, then either party may apply, on notice to the other, to the state court in Benton County, Arkansas (or any other court having jurisdiction and exercising functions similar to those now exercised by the foregoing court) for the appointment of such third appraiser. Each party shall pay the fees and expenses of the appraiser selected by it. The fees and expenses of the third appraiser and all other expenses (not including the attorney's fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne equally by the parties hereto. Such appraisers shall, by majority thereof, appraise the Facility in order to determine the fair market value thereof in accordance with generally accepted appraisal methods as promulgated and endorsed by the American Institute of Appraisers. It is the intention of the foregoing provisions that a final determination as to the purchase price should be reached within 90 days following the giving of the First Notice.

          (ii) If the Tenant exercises its option to purchase the Facility within two years of the Term Commencement Date, Fifty Percent (50%) of all Fixed Rent paid at the time of the exercise of such option shall be credited towards such purchase price.

     (c) If Tenant shall have elected to purchase the Facility by delivery of the Second Notice to Landlord, the parties hereto shall enter into a contract of sale in substantially the same form as the standard form of commercial contract of sale accepted in the State of Arkansas. Such contract of sale shall be dated the date that a final determination of the purchase price is made and shall provide for a closing sixty days after such date (subject to such reasonable extensions as the parties shall reasonably determine to be necessary).

          (d) In the event that (i) Tenant elects to purchase the Facility by delivery of the Second Notice to Landlord; and (ii) the title to the Facility fails to be transferred due to or arising out of any act, failure to act or negligence of Tenant, then this Lease Agreement and all of its terms shall remain in full force and effect for the then remaining balance of the Lease Term.

     Section 9.2  Equipment Purchase Option. Provided that Tenant shall (i) not
                  -------------------------
be in default in the performance of any of the terms, covenants or conditions herein contained on the date the option shall be exercised and on the date title shall be transferred pursuant to this Article, and (ii) that Tenant herein named, or any permitted assignee of Tenant shall be in occupancy of the entire Facility the date the option shall be exercised and on the date title shall be transferred pursuant to this Section, Tenant shall have the option to purchase the Equipment during the Lease Term for Seventy-Five Thousand Dollars ($75,000.00) (the "Purchase Option"). If the Purchase Option is exercised within twelve months of the Term Commencement Date. One Hundred Percent (100%) of all Equipment Rent paid at the time of the exercise of such option shall be credited towards such purchase price.

                                   ARTICLE X
                            RIGHT OF FIRST REFUSAL

     Section 10.1.    Right of First Refusal.  Notwithstanding anything
                      ----------------------
contained in Section 9.1 of this Lease Agreement, Landlord can sell, transfer, or otherwise dispose of the Facility if Landlord complies with the requirements set forth in this Section 10.1. Landlord shall not, during the Lease Term, sell, transfer, or otherwise dispose of the Facility unless Landlord first shall have received a bona fide offer for the purchase of the Facility and shall have notified Tenant in writing of the names of the party or parties making the offer, the price and the terms and conditions thereof. Tenant shall have the prior right, at its option, for a period of 30 days following receipt by Tenant of Landlord's notice of the offer, by notice to the Landlord of its intention to do so, to purchase the Facility, at the same price and upon the same terms and conditions as are contained in such offer. In the event that Tenant exercises its option to purchase, Tenant shall be obligated to pay the purchase price or accept title to the premises in accordance with the provisions of the offer and to close the transfer of title on the date provided for in such offer, but in no event before the sixtieth day following the date of the giving of such notice of exercise. If Tenant fails to exercise its right to purchase the Facility, and for any reason Landlord shall not thereafter sell or convey the Facility, to the party or parties making the offer at a price not less than that contained in the offer and upon substantially the same terms and conditions contained therein, the foregoing restriction against Landlord's sale or other disposition of the Facility set forth in this Section shall continue in full force and effect and Tenant's prior right to purchase shall apply with respect to any new offer relating to the Facility received by Landlord, all as more particularly provided above. If Tenant fails to exercise its right to purchase the Facility, and Landlord thereafter sells or conveys the Facility to the party or parties making the offer, this Lease Agreement will terminate and Tenant shall have six months to vacate the Facility. The provisions of this Section shall not apply to transfers of ownership interests in Landlord or to a transfer to an entity within the corporate family or other entity to which substantially all of Landlord's assets are transferred, or to any other change in the beneficial ownership of Landlord. In the event that Tenant elects to purchase the Facility pursuant to this Section and the title to the Facility fails to be transferred due to or arising out of any act, failure to act or negligence of Tenant, then in addition to any other rights or claims Landlord will have at law, equity or otherwise, such failure will be considered an Event of Default under this Lease Agreement.

                                  ARTICLE XI
                                 MISCELLANEOUS

     Section 11.1.    Surrender of Facility.  At the termination of the Lease
                      ---------------------
Term Tenant shall surrender possession of the Facility peacefully and promptly to Landlord in good repair and good order.

     Section 11.2.    Notices.  All notices and other communications hereunder
                      -------
shall be in writing and shall be deemed given if hand delivered or if sent by registered or certified mail, return receipt requested, when deposited in the mails, by first class postage prepaid, addressed as follows:

To Landlord:        Ex-Cell Home Fashions, Inc.
                    295 Fifth Avenue
                    New York, New York 10016
                    Attention:  Samuel Samelson, President

with a copy to:     Ex-Cell Home Fashions, Inc.
                    P.O. Box 1879
                    Goldsboro, NC 27533
                    Attention:  Jerry Bankhead,
                                V.P. of Manufacturing & Distribution

with a copy to:     Glenoit Corporation
                    111 West 40th Street
                    New York, NY 10018
                    Attention:  Dupuy Sears, Chief Financial Officer

with a copy to:     Winston & Strawn
                    200 Park Avenue
                    New York, New York 10166
                    Attention: John C. Phelan, Esq.

To Tenant:          Aladdin Manufacturing Corporation
                    c/o Mohawk Rug & Textiles Division
                    P.O. Box 130
                    3090 Sugar Valley Road, NW
                    Sugar Valley, GA 30746

with a copy to:     Mohawk Industries, Inc.
                    160 South Industrial Blvd.
                    P.O. Box 12069

                    Calhoun, GA 30703
                    Attention: Salvatore J. Perillo, General Counsel

Landlord and Tenant may, by notice given hereunder, designate any further or different addresses to which subsequent notices and other communications shall be sent.

     Section 11.3.  Binding Effect.  This Lease Agreement shall inure to the
                    --------------
benefit of and shall be binding upon Landlord, Tenant and their respective successors and permitted assigns.

     Section 11.4.  Severability.  In the event any provision of this Lease
                    ------------
Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 11.5.  Amendments, Changes and Modifications.  This Lease Agreement
                    -------------------------------------
may not be amended, changed, modified or altered except by a writing executed by the parties.

     Section 11.6.  Execution of Counterparts.  This Lease Agreement may be
                    -------------------------
executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 11.7.  Applicable Law. This Lease Agreement shall be governed by
                    --------------
the laws of the State of Arkansas.

     Section 11.8.  Table of Contents and Section Headings Not Controlling.
                    ------------------------------------------------------
The Table of Contents and the headings of the several sections in this Lease Agreement have been prepared for convenience of reference only and shall not control, affect the meaning or be taken as an interpretation of any provision of this Lease Agreement.

     Section 11.9.  Estoppel Certificate.  Tenant agrees at any time and from
                    --------------------
time to time to execute and deliver to the Landlord a statement (i) certifying that this Lease Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and reciting such modifications) and whether any options granted to Tenant pursuant to the provisions of this Lease Agreement have been exercised, (ii) certifying the dates to which the Fixed Rent and Additional Rent have been paid and the amounts thereof, and (iii) stating whether or not, to the best knowledge of Tenant, the Landlord is in default in performance of any of its obligations under the Lease Agreement, and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the Landlord may be dealing.

     Section 11.10. Quiet Enjoyment.  The Landlord covenants and agrees with
                    ---------------
Tenant that upon Tenant paying the Fixed and, Additional Rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Facility.

     Section 11.11. Security Deposit.  Tenant has deposited with Landlord a sum
                    ----------------
equal to one monthly installment of Fixed Rent, as security for the full and punctual performance by Tenant of all of the terms of this Lease Agreement. Landlord agrees to pay to Tenant, promptly following each anniversary of the Term Commencement Date, interest on such security deposit at the rate of four percent per annum. In the event Tenant defaults in the performance of any of the terms of this Lease Agreement, Landlord may apply the whole or any part of the security so deposited to the extent required for the payment of (i) any rent or
(ii) any sum which Landlord may expend or may be required to expend by reason of Tenant's default including, without limitation, any damages or deficiency in the reletting of the Facility, whether accruing before or after summary proceedings or other re-entry by Landlord. Upon each such application, Tenant shall, on demand, pay to Landlord the sum so applied which shall be added to the security deposit so that the same shall be restored to the amount first set forth above. if Tenant shall fully and punctually comply with all of the terms of this Lease Agreement, the amount of the security deposit, without interest, shall be returned to Tenant after the termination of this Lease Agreement and delivery of exclusive possession of the Facility, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall ipso facto be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, or attempted assignment or encumbrance.

     Section 11.12. No Additional Waiver Implied By One Waiver.  In the event
                    ------------------------------------------
any agreement contained herein should be breached by Tenant and thereafter waived by Landlord, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

     Section 11.13. Brokerage Agreement.  Tenant represents and warrants to
                    -------------------
Landlord that no broker brought about this lease transaction, and that neither Tenant nor its respective employees or agents had any conversations or other' contract with any in regard to this lease transaction. Tenant acknowledges that Landlord is entering into this lease in reliance upon the foregoing warranty and representation. Tenant agrees to cooperate with Landlord and to provide testimony in any action, or proceeding brought against Landlord based upon a claim by a broker for a commission or other such payment in connection with this lease transaction.

     Section 11.14  Excluded Equipment.  The pillow closing sewing machines
                    ------------------
will be included in this Lease Agreement as Equipment for a period of one month following the Term

Commencement Date, at which time such pillow closing sewing machines shall no longer be included as Equipment hereunder and shall, at Landlord's sole cost and expense, be disassembled, properly packaged and shipped to Landlord at Ex-Cell Home Fashions, Inc., P.O. Box 1879, Goldsboro, NC 27533, Attention: Jerry Bankhead, V.P. of Manufacturing & Distribution.

     Section 11.15  Storage Area.  Landlord may, at its option, vacate the
                    ------------
Storage Area currently excludes from the Initial Space (as hereinafter defined) leased under the Lease Agreement, and lease such Storage Area to Tenant at an annual rental rate per rentable square foot equal to the then payable fixed annual base under this Lease Agreement and otherwise on the same terms and as are set forth in this Lease Agreement.

          (a) Landlord shall give Tenant a notice (the "Storage Area Notice") not less than thirty days prior to the date Tenant would be required to accept possession of same hereunder. The Storage Area Notice shall (i) indicate the date on which the Storage Area shall become available and (ii) specify Landlord's determination of the rent for the Storage Area. Tenant shall lease the Storage Area at the fixed annual rent specified in the Storage Area Notice, subject to adjustment as hereinafter provided, for a term commencing on the "Storage Area Term Commencement Date" (as hereinafter defined) and continuing for the balance of the Term on the terms and conditions hereinafter specified.

          (b) This Lease Agreement shall automatically be amended to include the Storage Area effective as of the Storage Area Term Commencement Date upon the terms and conditions herein specified:

               (i) Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Storage Area on the terms and conditions hereinafter set forth for a term (the

"Storage Area Term") commencing on the date set forth in such Storage Area Notice as the date the Storage Area was to become available, (the "Storage Area Term Commencement Date") and ending on the expiration date of the term for the space initially leased by Tenant hereunder (the "Initial Space")


               (ii) The fixed annual base rent payable under this lease as the same may have been increased from time to time pursuant to the terms of this lease shall be further increased by an amount equal to rentable space feet of the Storage Area multiplied by the fixed annual rent per rentable square foot for such Storage Area specified in the Storage Area Notice.

               (iii) Tenant will accept said Storage Area in its "as is" condition on the Storage Area Term Commencement Date.

          (c) Except as otherwise specifically provided in this Article, from and after the Storage Area Term Commencement Date, all references in the lease to the demised premises shall be deemed to apply to the Storage Area as well as to the Initial Space and all of the terms, provisions and conditions of this lease shall apply to the Storage Area with the same force and effect as if it were leased to Tenant initially together with the Initial Space.

          (d) Should the Storage Area Term Commencement Date for the Storage Area fall on any day other than the first day of a month, then the fixed annual rent attributable to the Storage Area shall be prorated on a per diem basis, and Tenant agrees to pay the amount thereof for such partial month on the Storage Area Term Commencement Date.

          (e) In no event shall the fixed annual rent payable with respect to the Storage Area on a per square foot basis determined as herein provided be less than the fixed annual rent per square foot than being paid under this lease for the Initial Space.

          (f) From and after the first day of the Storage Area Term, all references in the lease to the demised premises shall be deemed to apply to the Storage Area and Initial Space.

          (g) Except as expressly permitted by this lease, Tenant shall not be permitted to sublet or assign all or any part of the Storage Area.

          (h) Except as otherwise specifically provided in this Article, all of the terms, provisions and conditions of the lease shall apply to the Storage Area with the same force and effect as if it were leased to Tenant initially together with the Initial Space demised hereunder.

          (i) The termination, cancellation or surrender of this lease as to the entire demised premises shall terminate any rights of Tenant pursuant to this Article.

     Section 11.16  Personal Property.  The Equipment is, and shall at all
                    -----------------
times be and remain, personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any matter affixed or attached to, or imbedded in, or permanently resting upon, real property or any building thereon, or attached in any manner to what is permanent as by means of cement, plaster nails, bolts, screws or otherwise.

     Section 11.17  Ownership.  The Equipment is, and shall at all times be
                    ---------
an remain, the sole and exclusive property of Landlord; and Tenant shall have no right, title or interest therein or thereto except as expressly set forth in this Lease Agreement.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

                                    EX-CELL HOME FASHIONS, INC.


                                    By: /s/ Samuel Samelson
                                        -------------------------
                                        Name:  Samuel Samelson
                                        Title:  President


                                    ALADDIN MANUFACTURING CORPORATION


                                    By: /s/ Salvatore J. Perillo
                                        --------------------------
                                        Name: Salvatore J. Perillo
                                        Title: Asst Secretary
                                               General Council

                                   EXHIBIT A

                              Description of Land


SURVEY FOR BEAR BRAND
---------------------